                TOTAL ASSETS OF PREMIER VIT

                                                                                                   17g-1 Minimum
                                                     Most Recent Fiscal                            Amount of Bond
   Trust                  Fund Name                       Quarter 07'          Gross Assets         (in dollars)
   -----                  ---------                  ------------------        ------------        --------------

Premier VIT       OpCap Small Cap Portfolio                 30-Jun             $ 171,590,470          $ 600,000
                  OpCap Managed Portfolio                   30-Jun             $ 255,432,616          $ 750,000
                  OpCap Mid Cap Portfolio                   30-Jun              $ 77,020,678          $ 450,000
                  OpCap Global Equity Portfolio             30-Jun              $ 12,768,915          $ 200,000
                  OpCap Renaissance Portfolio               30-Jun              $ 34,104,138          $ 300,000
                  OpCap Equity Portfolio                    30-Jun              $ 19,462,404          $ 225,000
                  OpCap Balance Portfolio                   30-Jun              $ 29,537,002          $ 300,000
                  NFJ Dividend Value Portfolio              30-Jun               $ 2,780,312          $ 125,000
                                                                               -------------        -----------
                                                            TOTAL              $ 602,696,535        $ 2,950,000
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